EXECUTION COPY

EXHIBIT (10.3)

SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT, dated as of April 3, 2009 (this “Agreement”), is by and between Albany International Corp., a corporation organized under the laws of Delaware (the “Company”), and J.P. Morgan Securities Inc., a Delaware corporation (the “Noteholder”).

     WHEREAS, the Noteholder shall have previously acquired $93,984,000 in aggregate principal amount of the Company’s 2.25% Convertible Senior Notes Due 2026 (the “Convertible Notes”) from Tradewinds Global Investors, LLC, a Delaware limited liability company (the “Investor”);

     WHEREAS, on or prior to the date hereof, the Company requested that the Noteholder exchange the entire principal amount of the Convertible Notes acquired by the Noteholder for (i) an equivalent amount of the Company’s 2.25% Senior Notes due 2026 (the “Securities”) plus (ii) cash in the amount of $7.50 per $1,000 principal amount of Convertible Notes available from cash on hand at the Company (the “Exchange”); and

     WHEREAS, the Noteholder now desires to sell, and the Company desires to purchase, upon the terms and subject to the conditions set forth in this Agreement, the entire principal amount of the Securities held by the Noteholder for the purchase price per Security set forth below, which purchase price will be paid from cash on hand and/or a borrowing under the Company’s Revolving Credit Facility (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1.	Definitions. When used herein, the following terms shall have the indicated meanings:

     “Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

     “Exchange Agreement” means the Exchange Agreement dated as of the date hereof by and between the Company and the Noteholder.

     “Revolving Credit Facility” means the credit facility established by the $460,000,000 Five-Year Revolving Credit Facility Agreement, dated as of April 14, 2006, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent, as amended from time to time.

2.	Sale and Purchase. (a) Upon the terms and subject to the conditions of this Agreement, the Noteholder agrees to sell to the Company, and the Company shall purchase from the

Noteholder, $93,984,000 in aggregate principal amount of the Securities held by the Noteholder.

(b) The purchase price for the Securities shall be $561.875 per $1,000 principal amount of the Securities (the “Purchase Price”). For the avoidance of doubt, the Purchase Price shall not include any accrued but unpaid interest through the Closing Date (as defined below). The Purchase Price shall be paid by the Company by wire transfer of immediately available funds to the following bank account:

Bank: JPMorgan Chase NYC
FAO: JPMSI
Account Number: 066906822
Further Credit: Phase 3# 63594691
ABA Number:021 000 021
Attention: Ronald Reda

against delivery of the Securities by the Noteholder to the Company for cancellation.

(c) The consummation of the sale and purchase contemplated by this Agreement shall occur as promptly as practicable following the time at which all of the conditions contained in this Agreement have been satisfied or waived, but in any case, no later than 5:00PM (New York City time) on the date on which all of such conditions have been satisfied or waived, or on such later date as shall be mutually agreed by the Parties (the “Closing Date”).

3.	Representations and Warranties of the Noteholder. The Noteholder hereby represents and warrants on the date hereof:

(a)	Organization; Requisite Authority. The Noteholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Noteholder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)	Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Noteholder. This Agreement, when executed and delivered by the Noteholder in accordance with the terms hereof, shall constitute a valid, binding and enforceable obligation of the Noteholder. The execution of this Agreement by the Noteholder and the consummation by the Noteholder of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Noteholder; and (ii) constitute or result in a breach, violation or default under any material note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or the Noteholder’s charter, bylaws or other organizational document, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body having jurisdiction over the Noteholder or cause the acceleration or termination of any obligation or right of the Noteholder under any such document.

(c)	Beneficial Ownership. The Noteholder is the sole record and beneficial owner of the aggregate principal amount of the Securities set forth in Section 2(a), and such Securities are owned free and clear of all Encumbrances.

(d)	Broker’s Fees. Neither the Noteholder nor any person acting on behalf of the Noteholder has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement and the Exchange Agreement.

(e)	Qualified Institutional Buyer. The Noteholder holds the Securities for its own account, and it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Noteholder has not communicated with and will not communicate with any person (other than the Investor, a qualified institutional buyer, from which it purchased the Convertible Notes) in connection with the transactions contemplated by this Agreement and the Exchange Agreement. The Noteholder is a sophisticated institutional investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Exchange and an investment in the Securities.

(f)	Reporting Obligations. The Noteholder has no obligation to, and will not, report the sale of the Securities to the Company in a manner that would result in contemporaneous public disclosure of the transactions contemplated by this Agreement.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof:

(a)	Organization; Requisite Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company possesses all requisite power and authority necessary to enter into this Agreement and to consummate the transactions contemplated by this Agreement, to own and operate its properties, and to conduct its business as described in the Company’s statements, reports, schedules, forms and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2008 (the “SEC Documents”) and as now being conducted.

(b)	Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the terms hereof, shall constitute a valid, binding and enforceable obligation of the Company. The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company; and (ii) constitute or result in a breach, violation or default under any material note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s charter, by-laws or other organizational document, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body having jurisdiction over the Company or cause the acceleration or termination of any obligation or right of the Company under any such document. For purposes of this Section 4(b), a “material” note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license shall mean any such note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license required to be filed by the Company as an exhibit to Form 10-K.

(c)	Reports and Financial Statements. The Company has filed all reports on Form 10-K, Form 10-Q, Form 8-K and all other reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2008, and all such filings, as may have been amended, complied in all material respects with the Exchange Act and the rules and regulations promulgated thereunder as of the date filed with the SEC or amended, as the case may be. None of the SEC Documents, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Broker’s Fees. Neither the Company nor any person acting on behalf of the Company has retained or authorized any investment banker, broker, finder or other intermediary (other than the Noteholder) to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement and the Exchange Agreement (other than to the extent set forth in that certain fee letter dated the date hereof between the Noteholder and the Company).

5.	Conditions Precedent to Obligations of the Company. The obligations of the Company are subject to the satisfaction of the following conditions precedent:

(a)	The representations and warranties of the Noteholder contained herein shall be true and correct as of the Closing Date as if made on the Closing Date.

(b)	The Noteholder shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to the Closing Date.

(c)	The Exchange under the Exchange Agreement shall have occurred.

6.	Conditions Precedent to Obligations of the Noteholder. The obligations of the Noteholder are subject to the satisfaction of the following conditions precedent:

(a)	The representations and warranties of the Company contained herein shall be true and correct as of the Closing Date as if made on the Closing Date.

(b)	The Company shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to the Closing Date.

(c)	The Exchange under the Exchange Agreement shall have occurred.

7.	Confidentiality. The parties shall not disclose, and shall cause their affiliates, directors, officers, employees, agents and advisors to not disclose, to any person (i) the existence of this Agreement or (ii) any of the terms, conditions or other facts with respect to this Agreement, except as required by applicable law or stock exchange or similar requirements, including without limitation any filing obligations of the Company pursuant to the Exchange Act, or as requested by any governmental or regulatory agency having jurisdiction over the parties hereto or their respective affiliates or to defend any claim against such parties. The obligations of the parties under this Section 7 shall expire one year from the date of this Agreement.

8.	Termination. In the event the Exchange Agreement is terminated pursuant to the terms thereof, or the Exchange does not occur for any other reason by 5:00PM (New York City time) on April 8, 2009, either party may terminate this Agreement by notice to the other party.

9.	Miscellaneous.

(a)	Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request.

(b)	Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

(c)	Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(d)	Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)	Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

(f)	Amendment; Waiver. This Agreement may be amended, modified or supplemented but only in a writing signed by the Noteholder and the Company. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

(g)	Expenses. Each party hereto will bear its own expenses in connection with the transactions contemplated hereby.

(h)	Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by a courier or a courier service, (b) on the date of transmission if sent by facsimile transmission or (c) two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day:

(a)	If to the Noteholder, addressed as follows:

J.P. Morgan Securities Inc. 383 Madison Avenue, 28th Fl. New York NY 10179 Attention: Michael R. O'Donovan, Managing Director Telephone: (212) 622-6609 Facsimile: (917) 464-2498

(b)	If to the Company, addressed as follows:

Albany International Corp. 1373 Broadway Menands, NY 12204 Attention: Charles J. Silva, Jr., Vice President and General Counsel Telephone: (518) 445-2277 Facsimile: (518) 447-6575

or to such other person or address as a party hereto may designate for itself by notice given as herein provided.

(i)	APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

(j)	Submission to Jurisdiction. Each party agrees that any suit, action or proceeding brought by it against the other party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(k)	Specific Performance. The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

(l)	Assignment. The Noteholder may assign, in whole or in part, any of its obligations, rights or claims, including, without limitation, any claim or right resulting from any breach or default by the Company under this Agreement, to any of its affiliates; provided, however, that the Noteholder shall remain liable to the Company for the performance of any obligations assigned, in whole or in part, to any such affiliate.

(m)	No Construction Against Draftsperson. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ALBANY INTERNATIONAL CORP.

By: /s/ Michael C. Nahl
Name: MICHAEL C. NAHL
Title: EXECUTIVE VP & CEO

J.P. MORGAN SECURITIES INC.

By: /s/ Michael O’Donovan_________
Name: MICHAEL O’DONOVAN
Title: MANAGING DIRECTOR

Signature Page
Securities Purchase Agreement